Exhibit 1.01

SOUTHWESTERN PUBLIC SERVICE COMPANY

(A NEW MEXICO CORPORATION)

$100,000,000 6.00% First Mortgage Bonds, Series No. 10 due September 15, 2053

BOND PURCHASE AGREEMENT

Dated August 21, 2023

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SCHEDULE A	—	DEFINED TERMS

EXHIBIT A	—	FORM OF SUPPLEMENTAL INDENTURE (INCLUDING FORM OF BONDS)

SCHEDULE 4.4(a)(i)	—	FORM OF OPINION OF COMPANY COUNSEL

SCHEDULE 4.4(a)(ii)	—	FORM OF OPINION OF FAEGRE DRINKER BIDDLE & REATH LLP

SCHEDULE 4.4(a)(iii)	—	FORM OF OPINION OF BROWNSTEIN HYATT FARBER SCHRECK, LLP

SCHEDULE 4.4(a)(iv)	—	FORM OF OPINION OF GRAVES, DOUGHERTY, HEARON & MOODY,P.C.

SCHEDULE 4.4(b)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

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Southwestern Public Service Company

(a New Mexico corporation)

790 South Buchanan Street

Amarillo, Texas 79101

$100,000,000 6.00% First Mortgage Bonds, Series No. 10 due September 15, 2053

August 21, 2023

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

Southwestern Public Service Company, a New Mexico corporation (the “Company”), agrees with the institutional investors listed in the attached Schedule B (the “Purchasers”) to this Bond Purchase Agreement (this “Agreement”) as follows:

SECTION 1. AUTHORIZATION OF BONDS.

The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 6.00% First Mortgage Bonds, Series No. 10 due September 15, 2053 (the “Bonds”). The Bonds are to be issued under the Company’s Indenture, dated as of August 1, 2011, from the Company to U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) (such Indenture being hereinafter referred to as the “Base Indenture”), as previously amended and as to be amended and supplemented by a supplemental indenture relating to the Bonds (the “Supplemental Indenture”) (such Indenture as previously amended and as to be so amended and supplemented by the Supplemental Indenture being hereinafter referred to as the “Indenture”). The Supplemental Indenture shall be substantially in the form set out in Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. The term “Bonds” shall include any such Bonds of the same series issued in substitution therefor pursuant to the terms and provisions of the Indenture. The Bonds shall be substantially in the form set out in the Supplemental Indenture, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used herein shall have the meaning ascribed to such terms in the Indenture unless otherwise defined in Schedule A to this Agreement or the context hereof shall otherwise require; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF BONDS .

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in Schedule

B to this Agreement at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 at 10:00 a.m., Eastern time, at a closing (the “Closing”) on September 8, 2023 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the applicable purchase price therefor by wire transfer of immediately available funds for the account of the Company specified in the funding instructions letter provided pursuant to Section 4.13 of this Agreement. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Bonds or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s reasonable satisfaction.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing (as if made at such time).

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds, this Agreement and the Supplemental Indenture and (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from (i) counsel for the Company; (ii) Faegre Drinker Biddle & Reath LLP, special counsel for the Company; (iii) Brownstein Hyatt Farber Schreck, LLP, New Mexico counsel for the Company; and (iv) Graves, Dougherty, Hearon & Moody, P.C., Texas counsel for the Company, covering the matters set forth in Schedule 4.4(a)(i), 4.4(a)(ii), 4.4(a)(iii) and 4.4(a)(iv), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Hunton Andrews Kurth LLP, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Bonds. The Company shall have consummated the sale of the entire principal amount of the Bonds scheduled to be sold on the date of the Closing, pursuant to this Agreement and the Supplemental Indenture; provided that if the condition set forth in this Section 4.6 is not satisfied as a result of the failure of any Purchaser to purchase any Bonds that it is obligated to purchase under this Agreement, then another Institutional Investor approved by the Company may purchase the Bonds scheduled to be purchased by the defaulting Purchaser on the date of the Closing and any such purchase shall be deemed to satisfy the requirement of this Section 4.6.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Supplemental Indenture. The Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee.

Section 4.11. Execution, Authentication and Delivery of Bonds. The Bond or Bonds to be purchased by each Purchaser at the Closing shall have been duly authorized, executed and delivered by the Company and authenticated by the Trustee and delivered to each such Purchaser.

Section 4.12. Approvals. The Company shall have furnished to such Purchaser and such Purchaser’s special counsel true and correct copies of all certificates, approvals, authorizations, consents, recordings and filings necessary for the execution, delivery or performance by the Company of this Agreement, the Bonds, and the Supplemental Indenture including, without limitation, (a) the consents and approvals referred to in Section 5.7 of this Agreement and in the Indenture, if any, and (b) such recordings and filings as may be necessary to secure all of the Company’s obligations under the Indenture with the lien created by the Indenture and to perfect such lien.

Section 4.13. Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the applicable purchase price for the Bonds is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of the Closing. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to the date of the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Bonds.

Section 4.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico; and the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 5.2. Authorization, Etc.; Matters Relating to the Indenture. (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles.

(b) The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles, and will be entitled to the benefits of the Indenture.

(c) The Base Indenture has been duly authorized, executed and delivered by the Company. The Supplemental Indenture has been authorized by the Company and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights and general equitable principles.

Section 5.3. Disclosure. The Company, through its agent, RBC Capital Markets, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2023 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to August 8, 2023 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2022, there has been no material adverse change in the condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

Section 5.4. Subsidiaries. The Company has no subsidiaries that would be deemed “Significant Subsidiaries” under Regulation S-X under the Securities Exchange Act of 1934, as amended.

Section 5.5. Financial Statements; Independent Auditors. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5, with such delivery satisfied by referring each Purchaser to the Company’s filings on the SEC’s EDGAR website. All of the financial statements (including in each case the related schedules and notes) contained in the Disclosure Documents fairly present in all material respects the financial position of the Company as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements. The Company does not have any material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, and compliance with the terms and provisions of this Agreement, the Bonds and the Indenture did not and will not (i) conflict with, or result in the breach of, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, or (ii) conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which its properties are subject or (iii) result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties except, in the case of clauses (ii) or (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. The issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission (the “NMPRC”) and such order is final and in full force and effect on the date hereof; no other approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the Closing, necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement and the Indenture or the execution, delivery and performance of this Agreement and the Indenture, other than such approvals that may be required under state securities laws.

Section 5.8. Litigation . Other than as set forth or contemplated in the Disclosure Documents, there are no legal or governmental proceedings pending to which the Company is a party which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no proceedings that are threatened or contemplated by governmental authorities or threatened by others that are required to be described in the Disclosure Documents which are not described as required.

Section 5.9. Taxes. The Company has filed all tax returns (or has been included on consolidated tax returns, as applicable, that have been filed) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Mortgage Property. (a) To the extent it is not excepted from the lien of the Indenture, the Company has good title to all real and fixed property owned by it and title to all personal property owned by it (except, in each case, such properties as have been released from the lien thereof in accordance with the terms thereof), subject only to Permitted Liens (as defined in the Indenture), the lien of the Indenture as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, certain minor defects in titles which are not material, and defects in titles to certain properties which are not essential to the Company’s business or which will not have a Material Adverse Effect on the Company.

(b) The Bonds will be secured by and entitled to the benefits of the Indenture equally and ratably with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien of the Indenture.

Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) resulting in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate be material.

(b) The present value of the aggregate benefit liabilities under the defined benefit pension Plans (other than Multiemployer Plans), determined as of the beginning of such Plan’s most recent plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation results, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in the case of any single Plan and in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.

(f) The Company does not have any Non-U.S. Plans.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar Securities for sale to, or solicited any offer to buy the Bonds or any similar Securities from, or otherwise approached or negotiated in respect thereof with, not more than 20 Institutional Investors (including the Purchasers), each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the

Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of the Bonds or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds hereunder as set forth in the “Proposed Offering and Use of Proceeds” section of the Memorandum. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness. (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2022, since which date there has been no material increase in the amount of the Indebtedness of the Company except as detailed in the Company’s financial statements listed in Schedule 5.5. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the resale of the Bonds under the Securities Act.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Non-Affiliate of the Company. Each Purchaser severally represents that it is not an Affiliate of the Company.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Bond that is an Institutional Investor:

(a) Indenture Deliverables — the documents and information specified in Section 1102 of the Indenture in the manner provided herein;

(b) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

(c) Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV of ERISA, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title IV of ERISA, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

Section 7.2. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Bond that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

Section 7.3. Electronic Delivery. Financial statements and other information that are required to be delivered by the Company pursuant to Section 7.1 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) any information required under Section 7.1 is delivered to each Purchaser or holder of a Bond by e-mail at the e-mail address set forth on Schedule B or as communicated from time to time in a separate writing delivered to the Company;

(b) the Company shall have timely filed its Quarterly Report on Form 10–Q (the “Form 10-Q”) or Annual Report on Form 10–K (the “Form 10-K”), and any other information specified in Section 7.1(a), with the SEC on EDGAR and shall have made such form available on Xcel Energy Inc.’s home page on the internet, which is located at http://investors.xcelenergy.com as of the date of this Agreement; or

(c) any information required under Section 7.1 are timely posted by or on behalf of the Company on Xcel Energy Inc.’s home page on the internet or IntraLinks or on any other similar website to which each holder of Bonds has free access.

provided however, that in no case shall access to such information be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of clause (c), the Company shall have given each Purchaser or each holder of a Bond prior written notice which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and other information or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE BONDS.

Reference is made to the form of Bonds attached to the Supplemental Indenture included in Exhibit A hereto, for provisions relating to the payment and prepayment of the Bonds.

SECTION 9. AFFIRMATIVE COVENANTS.

Reference is made to Article Six and Section 1102 of the Indenture for certain affirmative covenants of the Company.

SECTION 10. NEGATIVE COVENANTS.

Reference is made to Article Six and Article Twelve of the Indenture for certain negative covenants of the Company.

SECTION 11. EVENTS OF DEFAULT.

Reference is made to Section 901 of the Indenture for Events of Default.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Reference is made to Section 902 through Section 919 of the Indenture for remedies upon an Event of Default and other related provisions.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF BONDS.

Reference is made to Section 305 and Section 306 of the Indenture and Article One, Paragraph (s) of the Supplemental Indenture for provisions relating to registration, exchange and substitution of Bonds.

SECTION 14. PAYMENTS ON BONDS.

Section 14.1. Place of Payment. Payments of principal, premium, if any, and interest becoming due and payable on the Bonds shall be made in accordance with the terms and provisions of the Indenture.

Section 14.2. Home Office . So long as any Purchaser or its nominee shall be the holder of any Bond and any Purchaser or its nominee shall have given written notice to the Trustee requesting that the provisions of this Section 14.2 apply (such notice hereby given in Schedule B to this Agreement), and notwithstanding anything contained in Section 14.1, the Company will pay all sums becoming due on such Bond for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule B, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Purchaser shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such Bond. Each Purchaser hereby agrees that (i) before any sale or other transfer by any Purchaser or its nominee of any Bond in respect of which any principal payments or prepayments have been made in the manner provided in this Section 14.2, any Purchaser or its nominee, respectively, will present such Bond to the Trustee in exchange for a new Bond or Bonds and in a principal amount equal to the unpaid principal amount of such Bond and (ii) promptly following payment in full of any Bond thereby, such Purchaser, its nominee or subsequent Institutional Investor will promptly surrender such Bond to the Trustee for cancellation. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Bond as such Purchaser have made in this Section 14.2. Upon receiving payment as specified above without the presentation or surrender of any Bond, such Purchaser, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Purchaser, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 14.2, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such Bond and any resignation or removal of the Trustee. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.2 as though it were a party to this Agreement.

Section 14.3. FATCA Information. By acceptance of any Bond, the holder of such Bond agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any Bond Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any Bond Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement , or any other Bond Document, or by reason of being a holder of any Bond, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Bonds and any Bond Document and (c) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $4,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Bond to such holder or otherwise charges to a holder of a Bond with respect to a payment under such Bond and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Bonds by the Company.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Bond Document or the execution and delivery (but not the transfer) or the enforcement of any of the Bonds in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Bond Document or of any of the Bonds, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Bond to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Bonds or any other Bond Document, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Bonds and any other Bond Document, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Bond Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Bonds and any other Bond Document embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. In addition to and not in limitation of any rights of a holder of a Bond to amend or waive any provision of the Indenture in accordance with the terms of the Indenture, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Bond at the time outstanding affected thereby, amend any of Sections 17 or 20.

Section 17.2. Solicitation of Holders of Bonds.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Bond with sufficient information, sufficiently far in advance of the date a decision is required as set forth in Article Thirteen and Article Fourteen of the Indenture, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or any other Bond Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each Purchaser and each holder of a Bond promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Bonds.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Bond as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Bond unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchase or each holder of a Bond even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a Purchaser or a holder of a Bond that has transferred or has agreed to transfer its Bond to (i) the Company, (ii) any Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Purchaser or such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Purchasers or other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any Purchaser or holder of such Bond. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Bonds Held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.3, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Paul A. Johnson, Vice President, Treasurer, 414 Nicollet Mall, Minneapolis, Minnesota 55401, or at such other address as the Company shall have specified to the holder of each Bond in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Bond Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Bonds), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Bond or the Trustee, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Bonds, this Agreement or any Bond Document. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Bond is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Bonds then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Bonds under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Bond) whether so expressed or not, except that, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Bonds without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.3. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Bonds, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.4. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 22.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.6. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.6(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 22.6(a) by mailing a copy thereof by registered, certified priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.6 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

SOUTHWESTERN PUBLIC SERVICE COMPANY

By	/s/ Paul A. Johnson
Name: Paul A. Johnson
Title: Vice President, Treasurer

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Mariana Primera
Name: Mariana Primera
Title: Managing Director

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Mariana Primera
Name: Mariana Primera
Title: Managing Director

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY

By:	/s/ Mariana Primera
Name: Mariana Primera
Title: Managing Director

[Signature Page to Bond Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

RBC LIFE INSURANCE COMPANY OF CANADA

By	/s/ Rino D’Onofrio
Name: Rino D’Onofrio
Title: COO, Insurance Business

By	/s/ Michael Logan
Name: Michael Logan
Title: VP, Insurance Investments

[Signature Page to Bond Purchase Agreement]

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Bond Purchase Agreement, including all Schedules attached to this Agreement.

“Bond Documents” shall mean this Agreement, the Bonds, the Indenture and all amendments, supplements and other modifications thereto.

“Bonds” is defined in Section 1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Default” means any event which has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Disclosure Documents” is defined in Section 5.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

SCHEDULE A

(to Bond Purchase Agreement)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” has the meaning set forth in Section 901 of the Indenture.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Form 10-K” is defined in Section 7.3(b).

“Form 10-Q” is defined in Section 7.3(b).

“GAAP” shall mean the convention, rules and procedures which define accepted accounting practices applicable to businesses similar to that of the Company.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“holder” means, with respect to any Bond, the Person in whose name such Bond is registered pursuant to Article Three of the Indenture, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Bond whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

A-2-

“Indebtedness” means all indebtedness of the Company which is required to be included on the consolidated balance sheet of the Company as a liability in accordance with GAAP.

“Indenture” is defined in Section 1.

“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.

“Lien” has the meaning set forth in Section 101 of the Indenture.

“material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise) of the Company, (b) the ability of the Company to perform its obligations under this Agreement and the Bonds, or (c) the validity or enforceability of this Agreement, the Bonds or any other Bond Document.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

A-3-

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Article Three of the Indenture and Article One, Paragraph (s) of the Supplemental Indenture), provided, however, that any Purchaser of a Bond that ceases to be the registered holder or a beneficial owner (through a nominee) of such Bond as the result of a transfer thereof in accordance with Article Three of the Indenture and Article One, Paragraph (s) of the Supplemental Indenture shall cease to be included within the meaning of “Purchaser” of such Bond for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

A-4-

“Significant Subsidiary” means any subsidiary of the Company which constitutes a significant “subsidiary” as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Securities Act.

“Source” is defined in Section 6.2.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Supplemental Indenture” is defined in Section 1.

“Trustee” is defined in Section 1.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

A-5-

EXHIBIT A

Form of Supplemental Indenture (including form of Bonds)

EXHIBIT A

(to Bond Purchase Agreement)

SUPPLEMENTAL INDENTURE

(First Mortgage Bonds)

SOUTHWESTERN PUBLIC SERVICE COMPANY

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(successor to U.S. Bank National Association),

as Trustee

This Instrument Grants A Security Interest By A Utility.

This Instrument Contains After-Acquired Property Provisions.

The following addresses for the parties to this Supplemental Indenture No. 10 are set out in Section 108 of the Indenture hereinafter referred to:

Trustee:	Company:

U.S. Bank Trust Company, National Association	Southwestern Public Service Company
(successor to U.S. Bank National Association)	790 South Buchanan
U.S. Bank Corporate Trust Services	Amarillo, Texas 79101
60 Livingston Avenue, EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile No. 651-495-8097
Attention: Joshua A. Hahn

Supplemental Indenture No. 10

Dated as of August 21, 2023

Supplemental to the Indenture

dated as of August 1, 2011

Filed as Texas Utility Security Instrument File No. 11-0022610194

as supplemented by Supplemental Indentures filed with the Texas Secretary of State

Filed with New Mexico Secretary of State on August 2, 2011, as Public Utility Filing No. 599,

as supplemented by Supplemental Indentures filed with the New Mexico Secretary of State

Establishing the Securities of Series No. 10,

Designated 6.00% First Mortgage Bonds, Series No. 10 due 2053

SUPPLEMENTAL INDENTURE NO. 10, dated as of August 21, 2023 between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (hereinafter sometimes called the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (as successor to U.S. Bank National Association) (hereinafter sometimes called the “Trustee”) under the Indenture, dated as of August 1, 2011 (hereinafter called the “Original Indenture”), as previously supplemented and as further supplemented by this Supplemental Indenture No. 10. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities. The Original Indenture has been filed in the office of the Secretary of State of the State of New Mexico and in the office of the Secretary of State of the State of Texas, and notices with respect to such filings have been recorded in each county in New Mexico and each county in Texas in which the Company owns real property that is used or intended to be used in or in connection with the Electric Utility Business, as more fully set forth in Schedule A hereto.

The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule B hereto for the purpose of establishing a series of securities.

The Company desires to establish a new series of Securities to be designated “6.00% First Mortgage Bonds, Series No. 10 due 2053,” such series of Securities to be hereinafter sometimes called “Series No. 10.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 10 to establish the Securities of Series No. 10 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 10 a valid agreement of the Company, and to make the Securities of Series No. 10 valid obligations of the Company, have been performed.

Granting Clauses

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 10 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the following:

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Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 10, in and to all property (other than Excepted Property), real, personal and mixed, located in the State of Texas or in the State of New Mexico and used or intended to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including all right, title and interest of the Company in and to the following property (other than Excepted Property) so located and so used or intended to be so used: (a) all real property owned in fee, easements, servitudes, rights of way and other rights and interests in or relating to real property used or intended to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, including but not limited to that described in Schedule C hereto, provided that the Lien hereof shall not extend to or encumber the fee owner’s interest in any land or interest in land in which the Company holds only a leasehold interest; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, whether or not control or disposal of such substances is the exclusive function or purpose of such facilities, and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or intended to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or intended to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or intended to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 709(d), Section 1203 and Section 1205 of the Original Indenture, all right, title and interest of the Company in and to all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 10 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 10;

Granting Clause Third

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

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Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Existing Liens, (b) Acquisition Liens, (c) Retained Interests and (d) any other Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight of the Original Indenture; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 10

There are hereby established the Securities of Series No. 10, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture) and shall be issued to each “Initial Bondholder,” which means any registered holder of a Security of Series No. 10 as listed on Schedule B to the Bond Purchase Agreement, dated as of August 21, 2023, between the Company and the purchasers named therein (the “Purchase Agreement”), in the principal amount noted on such Schedule B:

(a) the title of the Securities of Series No. 10 shall be “6.00% First Mortgage Bonds, Series No. 10 due 2053”;

(b) the Securities of Series No. 10 shall initially be authenticated and delivered in the aggregate principal amount of $100,000,000;

(c) interest on the Securities of Series No. 10 shall be payable to the Initial Bondholders or other Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

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(d) the principal of the Securities of Series No. 10 shall be payable on September 15, 2053, the Stated Maturity for Series No. 10;

(e) the Securities of Series No. 10 shall bear interest at a rate of 6.00% per annum; interest shall accrue on the Securities of Series No. 10 from September 8, 2023 or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be March 15 and September 15 in each year, commencing March 15, 2024 and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be March 1 and September 1 in each year, respectively (whether or not a Business Day);

(f) (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 10 shall be payable to the Initial Bondholders, by the method and at the address specified by such Initial Bondholder, subject to clause (s) below, and (ii) the Corporate Trust Office of U.S. Bank Trust Company, National Association in St. Paul, Minnesota shall be the place at which (a) registration of transfer of such Securities may be effected, (b) exchanges of such Securities may be effected and (c) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust Company, National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its office in Minneapolis, Minnesota as any such place or itself as the Security Registrar;

(g) the Securities of Series No. 10 shall be redeemable at the option of the Company at any time prior to their maturity at the redemption prices and in accordance with the notice requirements specified in the form of such Securities attached as Exhibit A hereto;

(h) not applicable;

(i) the Securities of Series No. 10 shall be issuable in denominations of $100,000 and integral multiples of $1,000 in excess thereof;

(j) not applicable;

(k) not applicable;

(l) not applicable;

(m) not applicable;

(n) not applicable;

(o) not applicable;

(p) not applicable;

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(q) not applicable;

(r) not applicable;

(s)

(i) the Securities of Series No. 10, and all securities of such series issued upon registration of, transfer of or in exchange for, any Securities of Series No. 10, shall be restricted securities (within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); hereinafter, collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legend set forth on the Restricted Securities. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear the applicable legend limiting transferability set forth on the form attached hereto as Exhibit A;

(ii) each registered Holder will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such Securities only in accordance with the legend set forth on the Restricted Securities;

(iii) subject to the restrictions on transfer and exchange set forth herein and in Exhibit A hereto, the Holder of any Securities of Series No. 10 issued hereunder may transfer or exchange such Securities in whole or in part in a principal amount of $100,000 and integral multiples of $1,000 in excess thereof by surrendering such Securities at the Corporate Trust Office of the Trustee, together with (a) an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and (b) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such Securities as may be required pursuant to the terms of this Supplemental Indenture No. 10;

(iv) upon surrender of a definitive Security of this Series No. 10 for transfer or exchange with the appropriate documentation, subject to the restrictions described herein and in Exhibit A attached hereto, the Trustee will, within five Business Days of such request if made at the Corporate Trust Office of the Trustee, or within 10 business days if made at the office of a transfer agent (other than the Trustee), authenticate and deliver at the Corporate Trust Office of the Trustee or the office of the transfer agent, as the case be, to the transferee (in the case of transfer) or registered Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or registered Holder (in the case of an exchange) to such address as the transferee or registered Holder, as applicable, may request, a definitive Security or Securities of this Series No. 10, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any definitive Security or Securities of this Series No. 10 will not be valid unless made at the Corporate Trust Office of the Trustee or at the office of a transfer agent by the registered Holder in person or by a duly authorized attorney-in-fact;

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(v) so long as any Initial Bondholder or its nominee shall be the registered Holder of any Security of this Series No. 10, and notwithstanding anything contained in the Original Indenture, the Company will pay all sums becoming due on such Security for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Initial Bondholder in Schedule B to the Purchase Agreement, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Initial Bondholder shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such Security, except that concurrently with payment and redemption in full of any Securities of this Series No. 10, the Initial Bondholder shall surrender such Security for cancellation to the Company at its principal office or place of payment designated by the Company pursuant to Section 108 of the Original Indenture and this Supplemental Indenture No. 10. The Company shall afford the benefits of this clause (s) to any Institutional Investor (as defined below) that is the direct or indirect transferee of any Security of this Series No. 10 purchased by any Initial Bondholder under the Purchase Agreement and that has made the same agreement relating to such Security as such Initial Bondholder has made in this clause (s). Upon receiving payment as specified above without presentation or surrender of any Security of this Series No. 10, such Initial Bondholder, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Initial Bondholder, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this clause (s), including the costs of defending itself in connection therewith, such indemnity to survive the payment of such Security and any resignation or removal of the Trustee;

(vi) no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 10; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

(vii) the term “Institutional Investor” means (a) any Initial Bondholder, (b) any holder of a Security of this Series No. 10 (together with one or more of its affiliates) holding more than 5% of the aggregate principal amount of the Securities of this Series No. 10 then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) and Related Fund (as defined in the Purchase Agreement) of any holder of any Security of this Series No. 10;

(t)	not applicable; and

(u)

(i) If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 10 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 801 of the Original Indenture, the Company

7

shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 801 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii) Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

8

(iii) Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 10 to be deemed to have been paid for purposes of the Indenture, as provided in Section 801 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

The Securities of Series No. 10 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

This Supplemental Indenture No. 10 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 10, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 10 shall together constitute one and the same instrument.

If any provision of this Supplemental Indenture No. 10 limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c), such imposed duties shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed as of the day and year first above written.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:
Name: Paul A. Johnson
Its: Vice President and Treasurer

STATE OF MINNESOTA	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me on the             day of             , 2023, by Paul A. Johnson, the Vice President and Treasurer of Southwestern Public Service Company, a New Mexico corporation, on behalf of said corporation.

Name:
Notary Public, State of Minnesota
My commission expires:

(Seal, if any)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee

By:
Name: Joshua A. Hahn
Its: Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me on the          day of         , 2023, by Joshua A. Hahn, a _Vice President_ of U.S. Bank Trust Company, National Association, a national banking association, on behalf of said national banking association.

Name:
Notary Public, State of Minnesota
My commission expires:

(Seal, if any)

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for

restrictions on transfer)

SOUTHWESTERN PUBLIC SERVICE COMPANY

6.00% First Mortgage Bond, Series No. 10 due 2053

Original Interest Accrual Date:	September 8, 2023
Interest Rate:	6.00% per annum
Stated Maturity:	September 15, 2053
Interest Payment Dates:	March 15 and September 15
Regular Record Dates:	March 1 and September 1
PPN:	845743 B@1

This Security is not a Discount Security

within the meaning of the within-mentioned Indenture

Principal Amount	Registered No.
$

SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to __________________________________________ or its registered assigns, by the method and at the address specified by the Initial Bondholder (as hereinafter defined) in Schedule B to the Bond Purchase Agreement, dated as of August 21, 2023, between the Company and the purchasers named therein (the “Purchase Agreement”), the principal sum of ____________________________________ Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing March 15, 2024 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. Subject to the provisions of the Indenture, the interest so payable, and paid or duly provided for, on any Interest Payment Date shall be paid by the method and at the address specified by such Initial Bondholder or shall be paid to any other Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this Series No. 10 not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

Payment of the principal of this Security and interest hereon at Maturity shall be made to (i) the Initial Bondholder, by the method and at the address specified by such Initial Bondholder, subject to Supplement Indenture No. 10, or (ii) upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust Company, National Association in St. Paul, Minnesota or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of August 1, 2011 (the “Original Indenture” and such Indenture as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

The term “Initial Bondholder” as used herein means any registered holder of a Security of this Series No. 10 listed on Schedule B to the Purchase Agreement.

If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

Prior to March 15, 2053 (6 months prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem the Securities of this Series No. 10 at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities of this Series No. 10 matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Securities of this Series No. 10 to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this Series No. 10 at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this Series No. 10 being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining any Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine, or verify the calculation of, any Redemption Price.

In lieu of the time periods set forth in Section 504 of the Original Indenture, notices of redemption with respect to the Securities shall be given not less than 10 days nor more than 60 days prior to a Redemption Date.

The Securities of this Series No. 10 are not subject to a sinking fund.

If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

Notwithstanding anything to the contrary herein, this Security is subject to the restrictions on transfer and exchange that appear at the end of this Security.

The Corporate Trust Office of U.S. Bank Trust Company, National Association in St. Paul, Minnesota, or such other office or agency as may be designated by the Company from time to time, shall be the place at which (a) registration of transfer of the Securities of this Series 10 may be effected, (b) exchanges of such Securities may be effected and (c) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served.

As provided in the Indenture and subject to certain limitations set forth therein and herein, any transfer of the Securities of this Series 10 is registrable in the Security Register, upon surrender of a Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series No. 10 of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the Securities of this Series 10 are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of a Security or Securities to be exchanged at the office of U.S. Bank Trust Company, National Association in St. Paul, Minnesota or such other office or agency as may be designated by the Company from time to time.

Additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in the Securities shall also be provided any surrendering Holder.

The Securities of this Series No. 10 are issuable only as registered Securities, without coupons, and in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act of 1939, as amended, as then in effect or any successor statute shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the property mortgaged pursuant to the Indenture or any indenture supplemental thereto is located shall mandatorily govern the attachment, perfection, priority or enforcement of the lien of the Indenture and all indentures supplemental thereto with respect to such portion of the mortgaged property.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which the offices of the Trustee in The City of New York, New York, or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are generally authorized or required by law or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:
Name:	Paul A. Johnson
Its:	Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of SOUTHWESTERN PUBLIC SERVICE COMPANY and does hereby irrevocably constitute and appoint                , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE A

TEXAS COUNTY RECORDINGS

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee (predecessor-in-interest to U.S. Bank Trust Company, National Association, the current Trustee), was filed with the Secretary of State of the State of Texas on August 2, 2011 as Utility Security Instrument No. 11-0022610194.

In accordance with Texas Business and Commerce Code Section 261.011, a Notice of Utility Security Instrument Affecting Real Property was thereafter recorded in each Texas county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified Texas counties, of such Notice of Utility Security Instrument Affecting Real Property:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Andrews	8/3/11	112770	N/A	N/A

Armstrong	8/3/11	2011276	53	790

Bailey	8/3/11	201100016286	N/A	N/A

Borden	8/3/11	111124	N/A	N/A

Briscoe	8/3/11	11271	N/A	N/A

Carson	8/3/11	1100000862	N/A	N/A

Castro	8/3/11	59278	335	796

Cochran	8/3/11	13897	N/A	N/A

Cottle	8/3/11	2011-291	194	708

Crosby	8/3/11	235843	N/A	N/A

Dallam	8/2/11	164351	149	384

Deaf Smith	8/3/11	1493	N/A	N/A

Ector	8/3/11	201100011005	N/A	N/A

Floyd	8/3/11	110857	N/A	N/A

Schedule A-1

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Foard	8/3/11	68419	247	71

Gaines	8/3/11	20113945	N/A	N/A

Garza	8/3/11	111229	N/A	N/A

Gray	8/3/11	019194	N/A	N/A

Hale	8/3/11	2011002855	N/A	N/A

Hansford	8/3/11	78454	382	511

Hartley	8/3/11	100087	N/A	N/A

Hemphill	8/3/11	059371	N/A	N/A

Hockley	8/3/11	00002996	N/A	N/A

Hutchinson	8/3/11	343845	1664	137

Lamb	8/3/11	1442	N/A	N/A

Lipscomb	8/3/11	N/A	502	782

Lubbock	8/3/11	2011026116	N/A	N/A

Lynn	8/3/11	20112298	N/A	N/A

Midland	8/3/11	15266	N/A	N/A

Moore	8/2/11	0176902	702	18

Motley	8/3/11	N/A	102	237

Ochiltree	8/3/11	95434	N/A	N/A

Oldham	8/3/11	11429	N/A	N/A

Parmer	8/3/11	51211	N/A	N/A

Potter	8/2/11	01200092	N/A	N/A

Randall	8/2/11	2011012189	N/A	N/A

Roberts	8/3/11	044416	N/A	N/A

Sherman	8/3/11	23551	297	756

Schedule A-2

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Swisher	8/3/11	2011-0678	392	314

Terry	8/3/11	252458	N/A	N/A

Wheeler	8/3/11	N/A	640	738

Wilbarger	8/3/11	00112766	636	602

Yoakum	8/3/11	20111463	N/A	N/A

Andrews	5/24/22	2022261	89	612

Bailey	5/24/22	2022-26816	345	88

Borden	5/24/22	20220842	N/A	N/A

Briscoe	5/24/22	20220000146	N/A	N/A

Carson	5/24/22	2022-00000616	774	240

Castro	5/24/22	72507	427	5

Cochran	5/24/22	27349	386	240

Cottle	5/24/22	2022-259	223	263

Crosby	5/24/22	248200	N/A	N/A

Dallam	5/24/22	178876	149	384

Deaf Smith	5/24/22	1157	N/A	N/A

Ector	5/24/22	11334	N/A	N/A

Floyd	5/24/22	2022000386	146	314

Foard	5/24/22	74509	N/A	N/A

Gaines	5/24/22	2022-03022	N/A	N/A

Garza	5/24/22	220499	385	893

Gray	5/24/22	0228546	N/A	N/A

Hale	5/24/22	2022-001775	N/A	N/A

Hansford	5/24/22	93529	491	506

Schedule A-3

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Hartley	5/24/22	202200448	N/A	N/A

Hemphill	5/24/22	077766	N/A	N/A

Hockley	5/24/22	202200001913	N/A	N/A

Hutchinson	5/24/22	00382138	2290	249

Lamb	5/24/22	2022-00001059	813	656

Lipscomb	5/24/22	069231	N/A	N/A

Lubbock	5/24/22	2022025566	N/A	N/A

Lynn	5/24/22	2022-0976	N/A	N/A

Midland	5/24/22	15559	N/A	N/A

Moore	5/24/22	0208078	874	480

Motley	5/24/22	20220000157	124	425

Ochiltree	5/24/22	2022-879	N/A	N/A

Oldham	5/24/22	20220157	258	318

Parmer	5/24/22	65290	N/A	N/A

Potter	5/24/22	7427	N/A	N/A

Randall	5/24/22	2022011089	N/A	N/A

Roberts	5/24/22	052213	372	64

Sherman	5/24/22	33228	N/A	N/A

Swisher	5/24/22	2022-00556	N/A	N/A

Terry	5/24/22	33228	N/A	N/A

Wheeler	5/24/22	59999	775	116

Wilbarger	5/24/22	138856	759	763

Yoakum	5/24/22	2022-1202	N/A	N/A

Schedule A-4

NEW MEXICO COUNTY RECORDINGS

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee (predecessor-in-interest to U.S. Bank Trust Company, National Association, the current Trustee), was filed with the Secretary of State of the State of New Mexico on August 2, 2011 under the Public Utility Act, receiving Public Utility Filing No. 599. Concurrently with such filing, a Uniform Commercial Code financing statement, to which a copy of such Indenture was appended as an exhibit, was filed in the Uniform Commercial Code records of the Secretary of State of the State of New Mexico on August 2, 2011 as UCC Filing No. 20110012866J.

In accordance with New Mexico Statutes Annotated, 1978, Section 62-13-11, a Notice of Filing of Indenture with New Mexico Secretary of State, to which a copy of such Indenture was appended as an exhibit, was thereafter recorded in each New Mexico county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of such Notice of Filing of Indenture with New Mexico Secretary of State:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/3/11	340593	N/A	N/A

Curry	8/3/11	110005245	N/A	N/A

Eddy	8/3/11	1107879	N/A	N/A

Lea	8/3/11	33578	N/A	N/A

Quay	8/3/11	201108030006	N/A	N/A

Roosevelt	8/3/11	20112258	N/A	N/A

Schedule A-5

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 1:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/8/11	340698	N/A	N/A

Curry	8/8/11	110005352	N/A	N/A

Eddy	8/8/11	1107998	N/A	N/A

Lea	8/8/11	33734	N/A	N/A

Quay	8/8/11	201108080003	N/A	N/A

Roosevelt	8/8/11	20112316	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 2:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	6/18/14	389726	N/A	N/A

Curry	6/18/14	157778190	N/A	N/A

Eddy	6/18/14	1824479	N/A	N/A

Lea	6/18/14	39612	N/A	N/A

Quay	6/18/14	20149266515	N/A	N/A

Roosevelt	6/18/14	20141875	N/A	N/A

Schedule A-6

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 3:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	6/18/14	389727	N/A	N/A

Curry	6/18/14	157778191	N/A	N/A

Eddy	6/18/14	1824480	N/A	N/A

Lea	6/18/14	39613	N/A	N/A

Quay	6/18/14	20149266516	N/A	N/A

Roosevelt	6/18/14	20141876	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 4:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/19/16	407833	N/A	N/A

Curry	8/19/16	189674134	N/A	N/A

Eddy	8/19/16	22399408	N/A	N/A

Lea	8/19/16	411897	N/A	N/A

Quay	8/19/16	20167359981	N/A	N/A

Roosevelt	8/19/16	20162074	N/A	N/A

Schedule A-7

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 5:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/17/17	410921	N/A	N/A

Curry	8/17/17	202655927	N/A	N/A

Eddy	8/17/17	28402333	N/A	N/A

Lea	8/17/17	422035	N/A	N/A

Quay	8/17/17	20176648665	N/A	N/A

Roosevelt	8/17/17	20174088	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 6:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	11/9/2018	421224	N/A	N/A

Curry	11/9/2018	238400985	N/A	N/A

Eddy	11/9/2018	30117445	N/A	N/A

Lea	11/9/2018	428097	N/A	N/A

Quay	11/9/2018	2018742751	N/A	N/A

Roosevelt	11/9/2018	20188167	N/A	N/A

Schedule A-8

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 7:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	6/24/2019	587629	N/A	N/A

Curry	6/24/2019	296613778	N/A	N/A

Eddy	6/24/2019	38230015	N/A	N/A

Lea	6/24/2019	499118	N/A	N/A

Quay	6/24/2019	2019263318	N/A	N/A

Roosevelt	6/24/2019	20195502	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 8:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	5/28/20	601136	N/A	N/A

Curry	5/28/20	302849885	N/A	N/A

Eddy	5/22/20	39694827	N/A	N/A

Lea	5/27/20	501778	N/A	N/A

Quay	5/20/20	2020744582	N/A	N/A

Roosevelt	5/29/20	20206889	N/A	N/A

Schedule A-9

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 9:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	09/28/2022	202207117	N/A	N/A

Curry	09/28/2022	202206670	N/A	N/A

Eddy	09/28/2022	2210759	N/A	N/A

Lea	10/03/2022	27124	2201	564

Quay	09/29/2022	202209290011	N/A	N/A

Roosevelt	09/28/2022	20222493	N/A	N/A

Schedule A-10

SCHEDULE B

Date of Supplemental Indenture	Series of Bonds	Principal Amount Issued	Principal Amount Outstanding
August 3, 2011	1	$400,000,000	$400,000,000
June 1, 2014	2	$250,000,000	$0
June 1, 2014	3	$350,000,000	$350,000,000
August 1, 2016	4	$300,000,000	$300,000,000
August 1, 2017	5	$450,000,000	$450,000,000
October 1, 2018	6	$300,000,000	$300,000,000
June 1, 2019	7	$300,000,000	$300,000,000
May 1, 2020	8	$600,000,000	$600,000,000
May 1, 2022	9	$200,000,000	$200,000,000

Schedule B-1

SCHEDULE C

DESCRIPTION OF PROPERTY

A. FEE TITLE

The property referred to in Granting Clause Second of the Indenture includes, without limitation, the Company’s right, title and interest in and to the land acquired by the Company including the lands described in the following deeds into the Company and referenced recorded documents (the “Lands”), together with all property related, used or appurtenant thereto of the kind and nature described in Granting Clause First (other than Excepted Property) (“Fee Title”):

The following properties are in the State of Texas:

Moore County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at

5277	Demon Substation	Volume or Book 873, Page 772 et seq., and as Document No. 0207934, Official Public Records, Moore County, Texas executed by Emilio Borunda and Rosalva Borunda, dated May 17, 2022 and recorded May 19, 2022, as to the following property:

A 10.00± acre tract of land out of Section 270, Block 44, H. & T.C. R.R. Co. Survey, Moore County, Texas, further being the same tract of land as those two certain 5.00± acre tracts of land being described in that certain instrument recorded in Volume 699, Page 658, as filed in the Office of the County Clerk of Moore County, Texas, having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:

(Bearings and Distances are Grid UTM Coordinate System-Zone 14N, NAD (1983) using GPS relative positioning techniques based on an OPUS on October 25, 2021. Combined Scale Factor= 1.00030099)

COMMENCING at a 3/4 inch iron rod found for the Northwest comer of said Section 270 and the common comer of Sections 269, 270, 277 and 278, Block 44, H. & T.C. R.R. Co. Survey, Moore County, Texas, from whence a 1/2 inch iron rod with cap “RPLS 4263” found for the Northeast corner of said Section 270 and the common comer of Sections 270, 271, 276 and 277, Block 44, H. & T.C. R.R. Co. Survey, Moore County, Texas, bears S. 87° 51’ 18” E. (Base Line) 5271.87 feet;

THENCE, S. 87° 51’ 18” E. 728.5 feet along the common line of said Sections 270 and 277 to a point;

Schedule C-1

THENCE, S. 02° 08’ 11” W. 1209.36 feet to a point for the Northwest and BEGINNING CORNER of this tract of land, same being the Southwest corner of a 5.00± acre tract of land being described in that certain instrument recorded in Volume 841, Page 606, and being in the East line of a tract of land being described in that certain instrument recorded in Volume 705, Page 653, as filed in the Office of the County Clerk of Moore County, Texas;

THENCE, S. 87° 51’ 55” E. along the common line of the North said 5.00± acre tract of land described in that certain instrument recorded in Volume 699, Page 658 and said 5.00± acre tract of land described in that certain instrument recorded in Volume 841, Page 606 at 20.00 feet pass a 1/2 inch iron rod found in the East line of a 40.00” Designation of Roadway being described in that certain instrument recorded in Volume 696, Page 787, as filed in the Office of the County Clerk of Moore County, Texas, continuing for a total distance of 728.05 feet to a 1/2 inch iron rod found for the Northeast corner of this tract of land, same being the Northeast corner of said 5.00± acre tract of land described in that certain instrument recorded in Volume 699, Page 658 and the Southeast corner of said 5.00± acre tract of land described in that certain instrument recorded in Volume 841, Page 606, also being in the West line of a 244.682± acre tract of land being described in that certain instrument recorded in Volume 676, Page 539 and Volume 676, Page 548, as filed in the Office of the County Clerk of Moore County, Texas;

THENCE, S. 02° 08’ 09” W. 598.53 feet along the common line of said two 5.00± acre tracts of land being described in that certain instrument recorded in Volume 699, Page 658 and said 244.682± acre tract of land to a 1/2 inch iron rod found for the Southeast corner of this tract of land, same being Southeast corner of said 5.00± acre tract of land described in that certain instrument recorded in Volume 699, Page 658 and the Northeast corner of a 5.00± acre tract of land being described in that certain instrument recorded in Volume 824, Page 104, as filed in the Office of the County Clerk of Moore County, Texas;

THENCE, N. 87° 51’ 55” W. along the common line of said 5.00± acre tract of land being described in that certain instrument recorded in Volume 699, Page 658 and said 5.00± acre tract of land being described in that certain instrument recorded in Volume 824, Page 104, at 708.05 feet passing a 1/2 inch iron rod found, continuing on for a total distance of 728.04 feet to a point for the Southwest corner of this tract, same being the Southwest comer of said 5.00± acre tract of land described in that certain instrument recorded in Volume 699, Page 658 and the Northwest corner of said 5.00± acre tract of land described in that certain instrument recorded in Volume 824, Page 104, also being the Southeast corner of said tract of land described in that certain instrument recorded in Volume 705, Page 653 and being the Northeast comer of a 5.00± acre tract of land being described in that certain instrument recorded in Volume 703, Page 423, as filed in the Office of the County Clerk of Moore County, Texas; and

THENCE, N. 02° 08’ 09” E. 598.53 feet along the common line of said two 5.00± acre tracts of land described in that certain instrument recorded in Volume 699, Page 658 and said tract of land described in that certain instrument recorded in Volume 705, Page 653 to the PLACE OF BEGINNING and containing 10.00 acres of land, more or less.

Schedule C-2

Potter County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at

5276	Echo Substation	Document No. 2022 OPR 0001245, Official Public Records, Potter County, Texas executed by the City of Amarillo, dated November 15, 2021 and recorded January 26, 2022,

as to the following property:

A 2.53± acre tract of land out of the North Half of the Southwest Quarter of Section 135, Block 2, A.B. & M. Survey, Potter County, Texas, also being out of that certain tract of land described in that certain instrument recorded in Volume 294, Page 78 as filed in the Deed Records of Potter County, Texas, said 2.53± acre tract of land having been surveyed by Furman Land Surveyors, Inc. on January 6, 2022 and being described by metes and bounds as follows:

(Bearings and Distances are Grid UTM Coordinate System-Zone 14N, NAD (1983) using GPS relative positioning techniques based on Network RTK on January 6, 2022. Combined Scale Factor = 1.00023884)

BEGINNING at a point being the Southwest corner of the North Half of the Southwest Quarter of said Section 135, same being the Southwest corner of this tract of land, from whence the Southwest corner of said Section 135 bears S. 01° 35’ 15” W. 1320.32 feet;

THENCE, N. 01° 35’ 15” E. 321.70 feet along the West line of said Section 135, same being the East line of Section 158, Block 2, A.B. & M. Survey to a point being the Northwest corner of this tract of land;

THENCE, S. 88° 29 ‘05” E. at 60.01 feet pass a ‘A inch iron rod with cap stamped “Furman RPLS” set in the proposed East Right-of-Way line of Echo Drive, continuing a total distance of 343.12 feet to a 1⁄2 inch iron rod with cap stamped “Furman RPLS” set for the Northeast corner of this tract of land;

THENCE, S. 01° 35’ 15” W. 321.70 feet to a point being in the South line of the North Half of the Southwest Quarter of said Section 135 and being the Southeast corner of this tract of land, from whence a 3/8” iron rod with cap stamped “HBD” found as called for being the Northeast corner of Hillcrest Addition Unit No. 7 an addition to the City of Amarillo, Potter County, Texas according to the map or plat thereof recorded in Volume 4215, Page 137 as filed in the Deed Records of Potter County, Texas bears S. 88° 29’ 05” E. (Base Line) 577.19 feet; and

THENCE, N. 88° 29’ 05” W. along the South line of the North Half of the Southwest Quarter of said Section 135 at 283.11 feet pass a 1⁄2 inch iron rod with cap stamped “Furman RPLS” set in the proposed East Right-of-Way line of Echo Drive, continue along said line a total distance of 343.12 feet to the POINT OF BEGINNING and containing 2.53 acres of land, more or less.

Schedule C-3

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at

5278	Lawrence Park 3 Substation	Document No. 2022 OPR 0002928, Official Public Records, Potter County, Texas executed by Spirit SPE US Amarillo 526, LP, dated February 25, 2022, effective as of March 1, 2022 and recorded March 2, 2022, as to the following property:

A 1598± Square Foot tract of land out of Lot 6, Block 24, Lawrence Park Unit No. 89, an addition to the City of Amarillo in Potter County, Texas, according to the map or plat thereof, recorded in Volume 2905, Page 297 of the Deed Records of Potter County, Texas, also being out of that certain tract of land described in that certain instrument recorded in Volume 3614, Page 105 of the Deed Records of Potter County, Texas, said 1598± Square Foot tract of land having been surveyed by Furman Land Surveyors, Inc. on October 7, 2021 and being described by metes and bounds as follows:

BEGINNING at an “X” in concrete found for a jog corner of said Lot 6, same being the Northeast corner of Lot 2, Block 33, Lawrence Park Unit No. 23, an addition to the City of Amarillo in Potter County, Texas, according to the map or plat thereof, recorded in Volume 1030, Page 135 of the Deed Records of Potter County, Texas and being the Southeast corner of this tract of land, from whence a ‘A inch iron rod with cap stamped “KEYS” found for the Southerly Southwest corner of said Lot 6, same being the Southeast corner of said Lot 2 bears S. 00° 01’ 24” W. 179.95 feet;

THENCE, N. 89° 55’ 14” W. 79.90 feet along the common line of said Lot 6 and said Lot 2 to a 1⁄2 inch iron rod with cap stamped “KEYS” found for the Westerly Southwest corner of said Lot 6, same being the Southwest corner of this tract of land;

THENCE, N. 00° 02’ 34” E. 20.00 feet along the West line of said Lot 6 to a 1⁄2 inch iron rod with cap stamped “FURMAN RPLS” set for the Northwest corner of this tract of land;

THENCE, S. 89’ 55’ 14” E. 79.89 feet to a mag nail set in asphalt for the Northeast corner of this tract of land; and

THENCE, S. 00° 01’ 24” W. 20.00 feet to the BEGINNING CORNER of this tract of land, containing 1598 square feet, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at

5281	Bushland Service Center	Document No. 2023 OPR 0000022, Official Public Records, Potter County, Texas executed by Michael Lee Blessen, as Independent Executor of the Estate of Betty Sue Blessen, Deceased, dated December 30, 2022, and recorded January 3, 2023, as to the following property:

Schedule C-4

A 10.53 ± acre tract of land being out of Section 144, Block 9, B.S. & F. Co. Survey, Potter County, Texas, further being out of that certain tract of land described in that certain instrument recorded in Volume 1517, Page 645 as filed in the Official Public Records of Potter County, Texas, said 10.53 ± acre tract of land having been surveyed on the ground by Furman Land Surveyors, Inc. on December 7, 2022 and being described by metes and bounds as follows:

(Bearings and Distances are Grid UTM Coordinate System-Zone 14N, NAD (1983) using GPS relative positioning techniques based on Network RTK on December 7, 2022. Combined Scale Factor = 1.00036959)

BEGINNING at a 1⁄2 inch iron rod set with cap stamped “FURMAN RPLS” for the Southwest corner of this tract of land, from when a 3⁄4 inch iron rod with aluminum cap stamped “FURMAN LAND SURVEYORS SECTION CORNER FIRM # 10092400”, found for Southwest corner of said Section 144, bears S. 01° 55’ 26” W. (baseline 4308.74179.95 feet;

THENCE, N. 01° 55’ 26” E. along the West line of said Section 144 at 607.52 feet pass a 1⁄2 inch iron rod with an illegible cap found for the Northeast corner of Prairie South Estates Unit No. 1 according to the map or plat thereof, recorded as Plat No. 1302149, as filed in the Official Public Records of Potter County, Texas, continuing for a total distance of 610.54 feet to a 1⁄2 inch rod with an illegible cap found being the Northwest corner of this tract of land;

THENCE, S. 86° 35’ 17” E. along the South Right-of-Way line of Interstate Highway 40 as described in that certain instrument recorded in Volume 1060, Page 300 as filed in the Deed Records of Potter County, Texas at 30.00 feet pass a 1⁄2 inch iron rod set with cap stamped “FURMAN RPLS” being in the East Right-of-Way line of Blessen Road as it exists on the ground, at 654.16 feet pass a brass Right-of-Way monument found being in the said South Right-of-Way line of Interstate Highway 40, continuing for a total distance of 752.40 feet to a 1⁄2 inch iron rod set with cap stamped “FURMAN RPLS” for the Northeast corner of this tract of land;

THENCE, S. 01° 55’ 26” W. 600 feet to a 1⁄2 inch iron rod set with cap stamped “FURMAN RPLS” being the Southeast corner of this tract of land; and

THENCE, N. 88° 04’ 34” W. at 722.15 feet pass a 1⁄2 inch iron rod set with cap stamped “FURMAN RPLS” being in the said East Right-of-Way line of Blessen Road, continuing for a total distance of 752.15 feet to the PLACE OF BEGINNING;

Said tract of land contains 10.53 acres, more or less, of which 0.43 acres, more or less, lies within the physical Right-of-Way line of Blessen Road, netting 10.10 acres, more or less.

[The remainder of this page intentionally left blank]

Schedule C-5

The following properties are in the State of New Mexico:

Lea County, New Mexico

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded

5279	Hobbs Service Center	December 8, 2022, at Book 2203 Page 859 Reception No. 29431 with the County Clerk of Lea County, New Mexico

As to following described real estate in Lea County, New Mexico:

For Surface Title Only:

Lot Thirteen A (13-A), Hobbs Industrial Airpark South Subdivision to the City of Hobbs, Lea County, New Mexico, as referenced on that Replat filed August 11, 2022, in Book 2199, Page 644, Lea County Records, Lea County, New Mexico.

[The remainder of this page intentionally left blank]

Schedule C-6

SCHEDULE 4.4(a)(i)

FORM OF OPINION OF COUNSEL

FOR THE COMPANY

The following opinions are to be provided by Amy L. Schneider, counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Bond Purchase Agreement.

1. Neither the execution, delivery or performance of the Indenture or the Agreement, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets are subject and of which I have Actual Knowledge, or (ii) any United States Federal statute, rule or regulation that is part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company (“Specified U.S. Federal Law”) or, to my Actual Knowledge, any order of any court or of any Federal or state regulatory body or administrative agency or other governmental body that specifically names the Company and is specifically directed to it or any of its properties, except any such breach, violation or default which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business (this opinion being limited in that I express no opinion with respect to any violation or default (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement as of which I do not have Actual Knowledge or (c) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

2. The issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission (the “NMPRC”) and such order is final and in full force and effect, subject to a post-issuance informational filing to be made with the NMPRC. No further approval, authorization, consent, certificate or order of, or filing or registration with, any United States Federal governmental body is required under Specified U.S. Federal Law in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement and the Disclosure Documents, except as may be required by state securities laws.

3. To my Actual Knowledge, there are no legal or governmental proceedings involving the Company required to be disclosed in the Disclosure Documents that are not disclosed as required.

SCHEDULE 4.4(a)

(to Bond Purchase Agreement)

SCHEDULE 4.4(a)(ii)

FORM OF OPINION OF FAEGRE DRINKER BIDDLE & REATH LLP,

SPECIAL COUNSEL FOR THE COMPANY

The following opinions are to be provided by Faegre Drinker Biddle & Reath LLP, special counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Bond Purchase Agreement.

1. The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New York law is applicable thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, assignment for the benefit of creditors, moratorium, fraudulent transfer, fraudulent conveyance, voidable transaction or preference, receivership and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

2. To the extent New York law is applicable thereto, the Indenture creates under the Uniform Commercial Code as adopted and in effect in the State of New York (the “New York UCC”) a security interest in favor of the Trustee for the benefit of the holders from time to time of Securities (as defined in the Indenture) properly issued under the Indenture, on all personal property described therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof, and except such properties as are excluded from the application of Article 9 of the New York UCC), to the extent of the Company’s interest in such personal property and to the extent value has been given on behalf of the secured parties.

3. The Indenture, to the extent New York law is applicable thereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, assignment for the benefit of creditors, fraudulent transfer, fraudulent conveyance, voidable transaction or preference, receivership and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions will not, in our opinion, render the remedies afforded by the Indenture, to the extent New York law is applicable thereto, inadequate for the practical realization of the benefits of the security purported to be afforded thereby, (ii) general principles of equity, including

SCHEDULE 4.4(a)

(to Bond Purchase Agreement)

without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

4. The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New York law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.

5. Neither the execution and the delivery of the Agreement by the Company, the issuance and delivery of the Bonds by the Company nor the performance by the Company of its obligations under the Indenture and the Agreement will result in a violation of any Generally Applicable U.S. Federal Law, except any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business. As used herein, the term “Generally Applicable U.S. Federal Law” means any United States Federal statute, rule or regulation applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company.

6. No approval, authorization, consent, certificate or order of, or filing or registration with, any United States Federal governmental body is required to be made or obtained by the Company under Generally Applicable U.S. Federal Law in connection with the issuance and sale of the Bonds by the Company as provided in the Bond Documents, except as may be required under Federal securities laws or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

7. The offer and sale of the Bonds by the Company to the Purchasers under the circumstances and in the manner contemplated by the Bond Documents are exempt from the registration requirements of the Securities Act of 1933, as amended (it being understood that we express no opinion as to any subsequent resale or transfer of the Bonds), and do not require the qualification of an indenture in respect of the Bonds under the Trust Indenture Act.

8. The issuance by the Company of the Bonds on the date hereof and the use of the proceeds of the sale of the Bonds as provided in the Bond Documents do not violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

SCHEDULE 4.4(a)(iii)

FORM OF OPINION OF BROWNSTEIN HYATT FARBER SCHRECK, LLP,

NEW MEXICO COUNSEL FOR THE COMPANY

The following opinions are to be provided by Brownstein Hyatt Farber Schreck, LLP, New Mexico counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Bond Purchase Agreement.

1. The Company is validly existing as a corporation in good standing under the laws of the state of New Mexico.

2. The Agreement has been duly authorized, executed and delivered by the Company.

3. The Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company.

4. The Bonds have been duly authorized, executed and issued by the Company and when authenticated by Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New Mexico law is applicable thereto, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (v) any judicial determination holding that provisions that waive or vary any statutory, constitutional, common law or equitable rights, or which are deemed to be unreasonable or unconscionable, are unenforceable.

5. The Company has title to the Significant Fee Properties (except such thereof as may have been sold, exchanged or otherwise disposed of), subject only to the lien of the Indenture and Permitted Liens.

6. Assuming that the provisions of the Indenture are sufficient to create a valid security interest in favor of Trustee for the benefit of the holders from time to time of Securities properly issued under the Indenture on all Personal Property described therein as subject to the lien thereof and that such security interest has attached, the filings of financing statements under the Uniform Commercial Code as adopted and in effect in the State of New Mexico (the “New

SCHEDULE 4.4(b)

(to Bond Purchase Agreement)

Mexico UCC”) made in connection with the Indenture will perfect such security interest to the extent perfection can be accomplished by filings under the New Mexico UCC, subject to no security interests prior to the security interest created by the Indenture other than (i) Permitted Liens and (ii) in the case of any Personal Property that has become a fixture, any lien existing on the land to which such Personal Property was affixed at the time of such affixation and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government and state and local taxing authorities and the provisions of (a) Section 3-48-7 NMSA 1978, which grants priority for costs incurred in a municipality’s removal of refuse, waste, or other unwholesome materials, and (b) Section 69-25B-8 NMSA 1978, which grants priority back to the date of expenditures for any remediation costs incurred by the Director of the Mining and Minerals Division of the Energy, Minerals and Natural Resources Department to restore, reclaim, abate, control or prevent adverse effects of past mining practices on privately owned land.

7. The Indenture and the recording of notice thereof in each county in the State of New Mexico identified in the Property Certificate constitute a mortgage lien on all Significant Fee Properties (except such thereof as may have been sold, exchanged or otherwise disposed of) in such county and described in the Indenture as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government, state and local taxing authorities and the provisions of (i) Section 3-48-7 NMSA 1978, which grants priority for costs incurred in a municipality’s removal of refuse, waste, or other unwholesome materials, and (ii) Section 69-25B-8 NMSA 1978, which grants priority back to the date of expenditures for any remediation costs incurred by the Director of the Mining and Minerals Division of the Energy, Minerals and Natural Resources Department to restore, reclaim, abate, control or prevent adverse effects of past mining practices on privately owned land.

8. The Indenture, to the extent New Mexico law is applicable thereto, constitutes a legal, valid and binding mortgage of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions, will not, in our opinion, render the remedies afforded by the Indenture, to the extent New Mexico law is applicable thereto, inadequate for the practical realization of the benefits of the security afforded thereby, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (v) any judicial determination holding that provisions that waive or vary any statutory, constitutional, common law or equitable rights, or which are deemed to be unreasonable or unconscionable, are unenforceable.

9. The Bonds, when authenticated by Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent New Mexico law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.

10. Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions effected thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a violation of (i) the Amended and Restated Articles of Incorporation or Bylaws, or (ii) any statute, rule or regulation of the State of New Mexico applicable to the Company, except, in the case of clause (ii), any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business.

11. Assuming the issuance and sale of the Bonds have been approved by an order of the New Mexico Public Regulation Commission and such order is final and in full force and effect, no further approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body of the State of New Mexico is required under the laws of the State of New Mexico in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement and the Disclosure Documents (as such term is defined in the Agreement), except as may be required under state securities or blue sky laws.

SCHEDULE 4.4(a)(iv)

FORM OF OPINION OF GRAVES, DOUGHERTY, HEARON & MOODY, P.C.,

TEXAS COUNSEL FOR THE COMPANY

The following opinions are to be provided by Graves, Dougherty, Hearon & Moody, P.C., Texas counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Bond Purchase Agreement.

1. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Texas.

2. The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent Texas law is applicable thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

3. The Company has good title to the Texas Significant Fee Properties (except such thereof as has been sold, exchanged or otherwise disposed of), subject only to the lien of the Indenture and Permitted Liens (as defined in the Indenture).

4. The Indenture and the recording thereof with the Texas Secretary of State in the Utility Security Instrument Records maintained by it and the filing of the Notices made in connection therewith with each county identified in the Company’s Certificates constitute a mortgage lien on all real property owned of record by the Company in such county and described in the Indenture as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens and also subject to the provisions of Article Twelve of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal and state and local taxing authorities.

5. To the extent Texas law is applicable thereto, the Indenture constitutes a legal, valid and binding mortgage of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general

SCHEDULE 4.4(a)

(to Bond Purchase Agreement)

application affecting the enforcement of creditors’ rights, laws affecting the rights of mortgagees and other secured parties generally and state laws affecting the enforcement of certain remedial provisions, provided that such state laws affecting the enforcement of certain remedial provisions, will not, in our opinion, render the remedies afforded by the Indenture, to the extent Texas law is applicable thereto, inadequate for the practical realization of the benefits of the security afforded thereby, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

6. The Bonds, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Agreement, to the extent Texas law is applicable thereto, will be entitled to the benefits and security of the Indenture and will be secured equally and ratably with all other Securities outstanding under the Indenture.

7. Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions effected thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a violation of any statute, rule or regulation of the State of Texas applicable to the Company, except any such violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business.

8. No approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body of the State of Texas is required under the laws of the State of Texas in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement and the Disclosure Documents.

SCHEDULE 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)

(to Bond Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE MATERIALS

1.	Private Placement Memorandum, dated July 2023.

SCHEDULE 5.3

(to Bond Purchase Agreement)

SCHEDULE 5.5

FINANCIAL STATEMENTS

Unaudited financial statements of the Company for the quarterly periods ended March 31, 2023 and March 31, 2022 included in the Company’s Form 10-Q for the period ended March 31, 2023 filed on April 27, 2023.

Unaudited financial statements of the Company for the quarterly periods ended June 30, 2023 and June 30, 2022 included in the Company’s Form 10-Q for the period ended June 30, 2023 filed on July 27, 2023.

Audited financial statements of the Company for the fiscal years ended December 31, 2022, 2021 and 2020 included in the Company’s Form 10-K for the period ended December 31, 2022 filed on February 23, 2023.

SCHEDULE 5.5

(to Bond Purchase Agreement)

SCHEDULE B

SOUTHWESTERN PUBLIC SERVICE COMPANY

790 SOUTH BUCHANAN STREET

AMARILLO, TEXAS 79101

INFORMATION RELATING TO PURCHASERS

[provided separately]

SCHEDULE B

(to Bond Purchase Agreement)